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                                  EXHIBIT 23.4




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                        RAYMOND JAMES & ASSOCIATES, INC.
                              880 Carillon Parkway
                          St. Petersburg, Florida 33716





The Board of Directors
BankUnited Financial Corporation:


We consent to the use of our opinion included herein and to use of our name under the captions "Summary of Joint Proxy Statement-Prospectus" and "The Merger" in the Joint Proxy Statement-Prospectus that is a part of the Form S-4.



                                        RAYMOND JAMES & ASSOCIATES, INC.



St. Petersburg, Florida
October 1, 1996